Participating Funds
?	U.S. Registered Funds (Name of Fund, Aladdin Ticker):
Global Allocation Fund (BR_GAF)
BlackRock Global Allocation Portfolio of BlackRock Series Fund Inc.
(BVA_GA)
BlackRock Global Allocation V.I. Fund (US) (BVA_GAVI)
AZL BlackRock Global Allocation Fund (trading sleeve) (E_AZ-GA) JNL/BlackRock Global Allocation Fund (trading sleeve) (E_JN-GA) MassMutual Select BlackRock Global Allocation Fund (Trading Sleeve) (E_MM-GA)
Transamerica BlackRock Global Allocation VP - Trading Sleeve (SMF_TA-
GA)

The Offering
Key Characteristics (Complete ALL Fields)
Date of Offering
Commencement:
05-07-2015
Security Type:
Equity/PFD

Issuer
Anthem, Inc. (Preferred-2018)
Selling Underwriter
Credit Suisse Securities (USA) LLC
Affiliated
Underwriter(s)
[X] PNC Capital Markets LLC
[ ] Other:
List of
Underwriter(s)
Credit Suisse Securities (USA) LLC, Merrill Lynch,
Pierce, Fenner & Smith Incorporated, Barclays
Capital Inc., Citigroup Global Markets Inc.,
Deutsche Bank Securities Inc, Goldman, Sachs &
Co., J.P. Morgan Securities LLC, Fifth Third
Securities, Inc., Morgan Stanley & Co. LLC,
SunTrust Robinson Humphrey, Inc., UBS Securities
LLC, U.S. Bancorp Investments, Inc., Wells Fargo
Securities, LLC, Mitsubishi UFJ Securities (USA),
Inc., The Huntington Investment Company, Mizuho
Securities USA Inc., PNC Capital Markets LLC, SMBC
Nikko Securities America, Inc.
Transaction Details
Date of Purchase
05-07-2015

Purchase Price/Share
(per share / % of
par)
$50.00
Total
Commission,
Spread or
Profit
1.70%

1.	Aggregate Principal Amount Purchased (a+b)
2,480,000
a.	US Registered Funds (Appendix attached
with individual Fund/Client purchase)
1,739,687
b.	Other BlackRock Clients
740,313
2.	Aggregate Principal Amount of Offering
23,500,000
Fund Ratio [Divide Sum of #1 by #2]Must be less
than 0.25
0.10553



Legal Requirements
Offering Type (check ONE)
The securities fall into one of the following transaction types (see
Definitions):
[X]U.S. Registered Public Offering	[Issuer must have 3 years of continuous
operations]
[ ]Eligible Rule 144A Offering	[Issuer must have 3 years of continuous
operations]
[ ]Eligible Municipal Securities
[ ]Eligible Foreign Offering	[Issuer must have 3 years of continuous
operations]
[ ]Government Securities Offering	[Issuer must have 3 years of continuous
operations]
Timing and Price (check ONE or BOTH)
[X] The securities were purchased before the end of the first day on which any sales were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities; and
[ ]	If the securities are offered for subscription upon exercise of rights, the securities were purchased on or before the fourth day before the day on which the rights offering terminated.
Firm Commitment Offering (check ONE)
[X]
YES
[ ]
NO
The securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the securities being offered, except those purchased by others pursuant to a rights offering, if the underwriters purchased any of the securities.
No Benefit to Affiliated Underwriter (check ONE)
[X]
YES
[ ]
NO
No affiliated underwriter was a direct or indirect participant in, or benefited directly or indirectly from, the transaction.



Completed by:
Dillip Behera
Date
:
05-11-2015

Global Syndicate Team Member




Approved by:
Betsy Mathews, Steven
Delaura
Date
:
05-12-15

Global Syndicate Team Member





Rule 10f-3 Report - Definitions








	Page 1 of 2